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                                                                EXHIBIT 10.23

                           MAXWELL TECHNOLOGIES, INC.

                            AMENDMENT NUMBER ONE TO
                           RESTRICTED STOCK AGREEMENT

        THIS AMENDMENT NUMBER ONE TO RESTRICTED STOCK AGREEMENT (the "Amendment") is made and entered into as of June 24, 1997 between MAXWELL TECHNOLOGIES, INC., a Delaware corporation, (the "Company") and KENNETH POTASHNER (the "Executive").

                                    RECITALS

        WHEREAS, the Company and Executive are parties to that certain Maxwell Laboratories, Inc. Restricted Stock Agreement, dated July 25, 1996 ("Agreement") under which Executive was granted shares of the Company's Common Stock subject to certain restrictions; and

        WHEREAS, the parties desire to amend the Agreement to reflect the grant of additional restricted shares of Common Stock to Executive;

        NOW, THEREFORE, the parties hereby amend the Agreement as follows:

                1. Award of Additional Stock. Paragraph 1 of the Agreement is amended to award to Executive 10,000 shares of Company common stock, $.10 par value, (the "Additional Stock"), in addition to the 177,960 shares of Restricted stock (after giving effect to a 2 for 1 stock split after the date of the Agreement) granted under the Agreement. The Additional Stock shall be subject to the terms and conditions of the Agreement, as amended by this Amendment.

                2. Vesting Schedule. The shares of Additional Stock granted hereunder and not hereafter forfeited shall vest and cease to be subject to forfeiture in accordance with the following schedule: 2,500 shares of Additional Stock shall vest on April 30, 1998 and an additional 209 shares of Additional Stock shall vest on the last day of each month thereafter for the next 12 such months, and 208 shares of Additional Stock shall vest on the last day of each of the 24 months immediately following such 12 month period, at which time all shares of Additional Stock shall be vested (each such date and the date of any event described in Section 5 of the Agreement is referred to hereinafter and in the Agreement as a "Vesting Date"). Upon the vesting of shares of Additional Stock, the "Transfer Restrictions" (within the meaning of Section 3 of the Agreement) thereon shall lapse.

                3. Effect of Amendment. All other terms and conditions of the Agreement shall apply to the Additional Stock as though such shares were included therein as originally granted shares of Restricted Stock. Except as specifically provided in paragraphs 1 and 2 above, the parties rights and obligations with respect to the Additional Stock shall be as set forth in the Agreement, and all of the terms and conditions of the Agreement, as supplemented by this Amendment, shall remain in full force and effect.


                                        MAXWELL TECHNOLOGIES, INC.

                                        By: /s/ Gary J. Davidson
                                            ---------------------------------
                                            Gary L. Davidson, Vice President-
                                            Finance & Administration


                                        By: /s/ Kenneth Potashner
                                            ---------------------------------
                                            Kenneth Potashner